EXHIBIT (21)

                           SUBSIDIARIES OF REGISTRANT


                                                             STATE OR COUNTRY
NAME OF SUBSIDIARY                                           OF INCORPORATION
------------------                                           ----------------

110 North Wacker, Inc.                                       Delaware
Acima Chemical Industries, Ltd.                              Switzerland
AgLead, K.K.                                                 Japan
Alphas, K. K.                                                Japan
Bee Chemical Company                                         Illinois
Bee Chemical Industria E Comercio, Ltda.                     Brazil
Beijing Eastern Rohm and Haas Company, Ltd.                  China
Canadian Brine, Ltd.                                         Canada
Canadian Salt Company, Ltd. (The)                            Canada
Charles Lenning & Company, Inc.                              Pennsylvania
Daihan Bee Chemical Co., Ltd.                                Korea
Dongguan LeaRonal Fine Chemicals, Ltd.                       China
Duolite Int., Ltd.                                           United Kingdom
F&R Agro                                                     Poland
GLC Trucking Co., Inc.                                       California
Inagua General Store, Ltd.                                   Bahamas
Inagua Transports, Inc.                                      Liberia
Isagro Italia, S.P.A.                                        Italy
LeaRonal Japan                                               Japan
LeaRonal Asia, Ltd.                                          Hong Kong
LeaRonal France, S.A.S                                       France
LeaRonal Korea, Inc.                                         Korea
LeaRonal Singapore Pte, Ltd.                                 Singapore
LeaRonal Taiwan Company, Ltd.                                Taiwan
LeaRonal UK, Ltd.                                            England
Lennig Chemicals, Ltd.                                       England
MI Insurance Company, Ltd.                                   Bermuda
Morton Bahamas, Ltd.                                         Bahamas
Morton International Company, Ltd.                           Japan
Morton International, GmbH                                   Germany
Morton International Holding, S.A.S.                         France
Morton International, Ltd.                                   England
Morton International, Oy                                     Finland
Morton International Produtos Quimicos, Ltda.                Brazil
Morton International, S.A.S                                  France
Morton International Spain, S.A.                             Spain
Morton International, Inc.                                   Indiana
Morton International, Ltd.                                   Taiwan
Morton International, S.A. de C.V.                           Mexico
Morton Nippon Coatings                                       Delaware
Morton, S.A.S                                                France
Morton Service, B.V.                                         Netherlands
N.V. Morton International, S.A.                              Belgium
Nichigo-Morton Company, Ltd.                                 Japan


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Nippon Bee Chemical Company, Ltd.                            Japan
PT. Rohm and Haas Indonesia                                  Indonesia
Pulverlac Powder Coatings, S.A.                              Spain
RandH Deutschland Holding GmbH                               Germany
RandH Unison Holdings Inc.                                   Delaware
ROH Monomer Holding Company                                  Delaware
ROH Venture GmbH                                             Germany
Rodel, Inc.                                                  Delaware
Rohm and Haas (Bermuda), Ltd.                                Bermuda
Rohm and Haas (Far East), Ltd.                               Hong Kong
Rohm and Haas (Scotland), Ltd                                England
Rohm and Haas (UK) Holdings, Ltd.                            England
Rohm and Haas (UK), Ltd                                      England
Rohm and Haas Australia Pty., Ltd.                           Australia
Rohm and Haas, B.V.                                          Netherlands
Rohm and Haas Biopath, Inc.                                  Delaware
Rohm and Haas Canada, Inc.                                   Canada
Rohm and Haas Capital Corporation                            Delaware
Rohm and Haas Centro America, S.A.                           Costa Rica
Rohm and Haas Chemical (Thailand), Ltd.                      Thailand
Rohm and Haas China, Inc.                                    Delaware
Rohm and Haas Colombia, S.A.                                 Colombia
Rohm and Haas Commerce Inc.                                  Delaware
Rohm and Haas Company                                        Delaware
Rohm and Haas Credit Corporation                             Delaware
Rohm and Haas Daneco, A/S                                    Denmark
Rohm and Haas Denmark, ApS                                   Denmark
Rohm and Haas Denmark Finance, A/S                           Denmark
Rohm and Haas Deutschland, GmbH                              Germany
Rohm and Haas Equity Corporation                             Delaware
Rohm and Haas Espana, S.A.                                   Spain
Rohm and Haas European Holding ApS                           Denmark
Rohm and Haas Far South Pte., Ltd.                           Hong Kong
Rohm and Haas Finance Company                                Delaware
Rohm and Haas Foreign Sales Corporation                      U.S. Virgin Islands
Rohm and Haas France, S.A.S                                  France
Rohm and Haas Holdings, Ltd.                                 Bermuda
Rohm and Haas International, B.V.                            Netherlands
Rohm and Haas International, S.A.S                           France
Rohm and Haas International Trading (Shanghai) Co., Ltd.     China
Rohm and Haas Investment Holdings Inc.                       Delaware
Rohm and Haas Italia, S.r.l.                                 Italy
Rohm and Haas Japan, K. K.                                   Japan
Rohm and Haas Korea Co., Ltd.                                Korea
Rohm and Haas Latin America, Inc.                            Delaware
Rohm and Haas Mexico, S.A. de C. V.                          Mexico
Rohm and Haas Nantong Chemical Co., Ltd.                     China
Rohm and Haas Nederland, B.V.                                Netherlands
Rohm and Haas New Zealand, Ltd.                              New Zealand
Rohm and Haas Nordiska, AB                                   Sweden
Rohm and Haas Performance Plastics Inc.                      Delaware
Rohm and Haas Philippines, Inc.                              Philippines
Rohm and Haas Puerto Rico Inc.                               Delaware


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Rohm and Haas Quimica, Ltda.                                 Brazil
Rohm and Haas Shanghai Chemical Industry Co., Ltd.           China
Rohm and Haas Singpoare (Pte.), Ltd.                         Singapore
Rohm and Haas South Africa (PTY), Ltd.                       South Africa
Rohm and Haas Taiwan, Inc.                                   Taiwan
Rohm and Haas Texas, Inc.                                    Texas
Rohm and Haas Uruguay S.A.                                   Uruguay
RohMid, L.L.C.                                               Delaware
Shanghai Eastern Rohm and Haas Company, Ltd.                 China
Shipley, A.G.                                                Switzerland
Shipley, B.V.                                                Holland
Shipley Brazil Productos Quinicos, Ltda.                     Brazil
Shipley Chemicals Italia, Sri                                Italy
Shipley Chemicals, Ltd.                                      United Kingdom
Shipley Chemicals( Hong Kong), Ltd.                          Hong Kong
Shipley Company, L.L.C.                                      Delaware
Shipley Deutschland, GmbH                                    Germany
Shipley Europe, Ltd.                                         United Kingdom
Shipley Far East, Ltd.                                       Japan
Shipley Handel mit Chemikalien, GmbH                         Austria
Shipley Holdings Inc.                                       Delaware
Shipley Italia, Sri                                          Italy
Shipley Korea Company, Ltd.                                  Korea
Shipley Korea Ltd.                                           Korea
Shipley, S.A.S                                               France
Shipley Schweiz, AG                                          Switzerland
Shipley Svenska, A.B.                                        Sweden
Southern Resin & Chemical Company (The)                      Florida
StoHaas Monomer GmbH & Co., KG                               Germany
Toyo-Morton, Ltd.                                            Japan

NOTE: All subsidiaries listed are greater than 50% owned, directly or indirectly, by Rohm and Haas Company. The company owns a number of other domestic and foreign subsidiaries which are involved primarily in sales activities. These subsidiaries, either singly or in the aggregate, are not significant and their accounts are not included in the consolidated financial statements.